Exhibit 1.2

TELEPHONE AND DATA SYSTEMS, INC.

(a Delaware corporation)

Debt Securities

TERMS AGREEMENT

November 16, 2010

To:                             Telephone and Data Systems, Inc.
30 N. LaSalle, Suite 4000
Chicago, Illinois 60602

Ladies and Gentlemen:

We understand that Telephone and Data Systems, Inc., a Delaware corporation (the “Company”), proposes to issue and sell $200,000,000 aggregate principal amount of its senior debt securities (the “Securities”) (such securities also being hereinafter referred to as the “Initial Underwritten Securities”).  Subject to the terms and conditions set forth or incorporated by reference herein, the underwriters named below (the “Underwriters”) offer to purchase, severally and not jointly, the principal amount of Initial Underwritten Securities opposite their names set forth below at the purchase price set forth below, and a proportionate share of Option Underwritten Securities set forth below, to the extent any are purchased.

Underwriters	Principal Amount of Initial Underwritten Securities

Citigroup Global Markets Inc.	$38,500,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated	38,500,000
UBS Securities LLC	38,500,000
Wells Fargo Securities, LLC	38,500,000
RBC Capital Markets, LLC	10,000,000
BNY Mellon Capital Markets, LLC	4,000,000
Comerica Securities, Inc.	4,000,000
SunTrust Robinson Humphrey, Inc.	4,000,000
TD Securities (USA) LLC	4,000,000
U.S. Bancorp Investments, Inc.	4,000,000
BB&T Capital Markets, a division of Scott & Stringfellow, Inc.	1,000,000
Janney Montgomery Scott LLC	1,000,000
Keefe, Bruyette & Woods, Inc.	1,000,000
Mesirow Financial, Inc.	1,000,000
Morgan Keegan & Company, Inc.	1,000,000
Oppenheimer & Co. Inc.	1,000,000
Raymond James & Associates Inc.	1,000,000
Robert W. Baird & Co. Incorporated	1,000,000
Stifel, Nicolaus & Company, Incorporated	1,000,000
B.C. Ziegler and Company	650,000
Blaylock Robert Van, LLC	650,000
Cabrera Capital Markets, LLC	650,000
CastleOak Securities, L.P.	650,000
D.A. Davidson & Co.	650,000
Davenport & Company LLC	625,000
Fidelity Capital Markets, A Division of National Financial Services LLC	625,000
J.J.B. Hilliard, W.L. Lyons, Inc.	625,000
KeyBanc Capital Markets Inc.	625,000
Samuel A. Ramirez & Co., Inc.	625,000
The Williams Capital Group, L.P.	625,000

Total	$200,000,000

The Underwritten Securities shall have the following terms:

Debt Securities

Title:	6.875% Senior Notes due 2059

Rank:	Senior unsecured obligations of the Company

Aggregate principal amount of Initial Underwritten Securities:	$200,000,000

Option Underwritten Securities:	$30,000,000 aggregate principal amount of Notes,at the public offering price, less the underwriting discount

Denominations:	$25 and integral multiples thereof

Currency of payment:	US Dollars

Interest rate:	6.875% per annum

Interest payment dates:	February 15, May 15, August 15 and November15, beginning on February 15, 2011

Regular record dates:	The first business day preceding the respective interest payment date

Stated maturity date:	November 15, 2059

2

Redemption provisions:

The Notes may be redeemed, in whole or in part, at the Company’s option at any time on and after November 15, 2015 at a redemption price equal to 100% of the principal amount of the Notes being redeemed plus accrued and unpaid interest to the redemption date

Sinking fund requirements:	None

Conversion provisions:	None

Listing requirements:	NYSE within 30 days of settlement date

CUSIP / ISIN:	879433 845 /US8794338454

Black-out provisions:	November 16, 2010 through November 23, 2010

Price to Public:	$25 per Note; 100% of the principal amount, plus accrued interest, if any, from November 23, 2010

Purchase price:	$24.21 per Note; 96.85% of principal amount, plus accrued interest, if any, from November 23, 2010

Form:	Book-entry only

Other terms and conditions:	None

Initial Sale Time:	12:00 P.M., New York City time, on November 16, 2010

Free writing prospectuses included in
Disclosure Package (See Section 1(a)(2)):	Free writing prospectuses, dated November 16, 2010

Electronic road show or other written
communications included in Company
Additional Written Communication
(See Section 1(a)(7)):	None

Closing date and location:	November 23, 2010 at the offices of Sidley Austin LLP, One S. Dearborn Street, Chicago, Illinois 60603

All of the provisions contained in the document attached as Annex I hereto entitled “TELEPHONE AND DATA SYSTEMS, INC. — Debt Securities — Final Term Sheet” as was filed with the Securities and Exchange Commission on November 16, 2010, and the document attached as Annex II hereto entitled “TELEPHONE AND DATA SYSTEMS, INC.  — Debt Securities — Underwriting Agreement” are hereby incorporated by reference in their entirety herein and shall be deemed to be a part of this Terms Agreement to the same extent as if such provisions had been set forth in full herein.  Terms defined in such document are used herein as therein defined.

3

Please accept this offer no later than 4:00 o’clock P.M. (New York City time) on November 16, 2010 by signing a copy of this Terms Agreement in the space set forth below and returning the signed copy to us.

Very truly yours,

CITIGROUP GLOBAL MARKETS INC.
MERRILL LYNCH, PIERCE, FENNER & SMITH
INCORPORATED
UBS SECURITIES LLC
WELLS FARGO SECURITIES, LLC

As Representatives of the Several
Underwriters Referred to Below

BY: CITIGROUP GLOBAL MARKETS INC.

By:	/s/ Brian D. Bednarski
Authorized Signatory

Acting on behalf of itself and the other named Underwriters.

Accepted:

TELEPHONE AND DATA SYSTEMS, INC.

By	/s/ LeRoy T. Carlson, Jr.
Name:	LeRoy T. Carlson, Jr.
Title:	President and Chief Executive Officer

By	/s/ Kenneth R. Meyers
Name:	Kenneth R. Meyers
Title:	Executive Vice President and Chief Financial Officer

[Signature Page to the Terms Agreement]

Filed Pursuant to Rule 433

Registration No. 333-155078

November •, 2010

Annex I to Terms Agreement

Form of Pricing Term Sheet

TELEPHONE AND DATA SYSTEMS, INC.

•% Senior Notes due

Pricing Term Sheet

Issuer:	Telephone and Data Systems, Inc.

Security:	•% Senior Notes due

Principal Amount:	$•

Over-Allotment Option:

Denominations:

Trade Date:

Settlement Date:

Maturity Date:

Coupon:	•%

Interest Payment Dates:	•, •, • and •, commencing •, 2011

Price to Public:

Optional Redemption:

Listing:

CUSIP/ISIN:

Anticipated Ratings:

Joint Book-Running Managers:	Citigroup Global Markets Inc. Merrill Lynch, Pierce, Fenner & Smith Incorporated UBS Securities LLC Wells Fargo Securities, LLC

Co-Managers:	RBC Capital Markets, LLC BNY Mellon Capital Markets, LLC Comerica Securities, Inc. SunTrust Robinson Humphrey, Inc. TD Securities (USA) LLC U.S. Bancorp Investments, Inc.

A-I-1

Note: A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time.

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering.

You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling Citigroup Global Markets Inc. toll-free at 1-877-858-5407; or Merrill Lynch, Pierce, Fenner & Smith Incorporated toll-free at 1-800-294-1322 or email dg.prospectus_requests@baml.com; or UBS Securities LLC toll-free at 1-877-827-6444; or

Wells Fargo Securities, LLC toll-free at 1-800-326-5897 or email prospectus.specialrequests@wachovia.com.

A-I-2

Annex II to Terms Agreement

TELEPHONE AND DATA SYSTEMS, INC.

Underwriting Agreement

[see Exhibit 1.1]